CUSIP No. 476153101                                              SCHEDULE 13D

                                                                   EXHIBIT 1




                            AGREEMENT OF JOINT FILING


         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1)(iii), that a joint Schedule 13D be filed on behalf of each of the undersigned, in respect of transactions in the Common Stock of Jennifer Convertibles, Inc. involving each of the undersigned.


         Date:    December 19, 1997


                              /s/ Hans J. Klaussner
                              ---------------------
                                Hans J. Klaussner



                              KLAUSSNER CORPORATION


                           By: /s/ Robert C. Shaffner
                              --------------------------
                              Robert C. Shaffner, Vice President



                           KLAUSSNER ENTERPRISES, INC.


                           By: /s/ Robert C. Shaffner
                               --------------------------
                              Robert C. Shaffner, Vice President



                           KLAUSSNER FURNITURE INDUSTRIES, INC.


                           By: /s/ Robert C. Shaffner
                              --------------------------
                               Robert C. Shaffner, Senior Vice President
                                and Chief Financial Officer




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